FI R ST G UA R A N TY B A N CS H A R ES , I N C. Po st O ffi ce B ox 2 00 9 H am m on d, L ou is ia na 7 04 04 -2 00 9 PR ES O R TE D FI R ST -C LA SS M A IL U. S. P O ST AG E PA ID B AT O N R O UG E, L A PE R M IT N O . 9 84 FIRST GUARANTY BANCSHARES, INC. 4th Quarter Report fgb.net | 2024 At A Glance (unaudited) Total Assets $4.0 Billion Deposits $3.5 Billion Locations 35 ATMs 54 $1.0 Million 4Q 2024 Earnings $12.4 Million YTD2024 Earnings 126 Consecutive dividends paid and counting 90 Years in Banking Total Loans $2.7 Billion Member FDIC Have Questions? Vanessa Drew | InvestorRelations@fgb.net NASDAQ Symbol: FGBI We’re Social:

## Consolidated Balance Sheets

*(in thousands, except share data)*

| | December 31, 2024 | December 31, 2023 |
|---|---|---|
| | (unaudited) | |
| **Assets** | | |
| Cash and cash equivalents: | | |
| Cash and due from banks | $563,778 | $286,114 |
| Federal funds sold | 430 | 341 |
| **Cash and cash equivalents** | 564,208 | 286,455 |
| Interest-earning time deposits with banks | 250 | - |
| Investment securities: | | |
| Available for sale, at fair value | 281,097 | 83,485 |
| Held to maturity, at cost and net of allowance for credit losses of $150 and $80 (estimated fair value of $251,458 and $253,584 respectively) | 321,622 | 320,638 |
| **Investment securities** | 602,719 | 404,123 |
| Federal Home Loan Bank stock, at cost | 9,706 | 13,390 |
| Loans, net of unearned income | 2,693,780 | 2,748,708 |
| Less: allowance for credit losses | 34,811 | 30,926 |
| **Net loans** | 2,658,969 | 2,717,782 |
| Premises and equipment, net | 67,789 | 69,792 |
| Goodwill | 12,900 | 12,900 |
| Intangible assets, net | 3,474 | 4,298 |
| Other real estate, net | 319 | 1,250 |
| Accrued interest receivable | 14,850 | 15,713 |
| Other assets | 37,544 | 27,069 |
| **Total Assets** | $3,972,728 | $3,552,772 |
| **Liabilities and Shareholders' Equity** | | |
| Deposits: | | |
| Noninterest-bearing demand | 404,056 | 442,755 |
| Interest-bearing demand | 1,387,068 | 1,526,628 |
| Savings | 234,444 | 218,986 |
| Time | 1,450,692 | 820,725 |
| **Total deposits** | 3,476,260 | 3,009,094 |
| Short-term advances from Federal Home Loan Bank | - | 50,000 |
| Short-term borrowings | - | 10,000 |
| Repurchase agreements | 7,009 | 6,297 |
| Accrued interest payable | 20,437 | 11,807 |
| Long-term advances from Federal Home Loan Bank | 135,000 | 155,000 |
| Senior long-term debt | 15,169 | 39,099 |
| Junior subordinated debentures | 44,745 | 15,000 |
| Other liabilities | 19,059 | 6,844 |
| **Total Liabilities** | 3,717,679 | 3,303,141 |
| **Shareholders' Equity** | | |
| Preferred Stock, Series A - $1,000 par value | | |
| 100,000 shares authorized;non-cumulative perpetual; 34,500 issued and outstanding,respectively | 33,058 | 33,058 |
| Common stock - $1 par value 100,600,000 shares authorized; 12,504,717 and 12,475,424 shares issued and outstanding | 12,505 | 12,475 |
| Surplus | 149,389 | 149,085 |
| Retained earnings | 72,965 | 67,972 |
| Accumulated other comprehensive (loss) income | (12,868) | (12,959) |
| **Total Shareholders' Equity** | 255,049 | 249,631 |
| **Total Liabilities & Shareholders' Equity** | $3,972,728 | $3,552,772 |

## Consolidated Statements of Income

*(in thousands, except share, per share data & percentages)*

| | Three-Months Ended December 31, 2024 | Three-Months Ended December 31, 2023 |
|---|---|---|
| | (unaudited) | |
| **Interest Income:** | | |
| Loans (including fees) | $46,101 | $45,294 |
| Deposits with other banks | 5,652 | 2,549 |
| Securities (including FHLB stock) | 5,967 | 2,471 |
| **Total Interest Income** | 57,720 | 50,314 |
| **Interest Expense:** | | |
| Demand deposits | 14,339 | 16,056 |
| Savings deposits | 1,245 | 1,136 |
| Time deposits | 16,517 | 8,663 |
| Borrowings | 3,042 | 3,413 |
| **Total Interest Expense** | 35,143 | 29,268 |
| **Net Interest Income** | 22,577 | 21,046 |
| Less: Provision for credit losses | 6,021 | 2,225 |
| **Net Interest Income after Provision for Credit Losses** | 16,556 | 18,821 |
| **Noninterest Income:** | | |
| Service charges, commissions and fees | 846 | 940 |
| ATM and debit card fees | 780 | 793 |
| Net gains on securities | - | - |
| Net gains on sale of loans | - | - |
| Net gains on sale of assets | 62 | 12 |
| Other | 812 | 827 |
| **Total Noninterest Income** | 2,500 | 2,572 |
| **Total Business Revenue, Net of Provision for Credit Losses** | 19,056 | 21,393 |
| **Noninterest Expense:** | | |
| Salaries and employee benefits | 7,866 | 10,057 |
| Occupancy and equipment expense | 2,831 | 2,485 |
| Other | 7,191 | 7,233 |
| **Total Noninterest Expense** | 17,888 | 19,775 |
| **Income Before Income Taxes** | 1,168 | 1,618 |
| Less: Provision for income taxes | 158 | 315 |
| **Net Income** | 1,010 | 1,303 |
| Less: Preferred stock dividends | 582 | 582 |
| **Income Available to Common Shareholders** | $428 | $721 |
| **Per Common Share:** | | |
| Earnings | $0.03 | $0.06 |
| Cash dividends paid | $0.01 | $0.16 |
| **Weighted Average Common Shares Outstanding** | 12,504,717 | 11,587,810 |
| **Return on Average Assets** | 0.10% | 0.15% |
| **Return on Average Common Equity** | 0.76% | 1.37% |

## Consolidated Statements of Income

*(in thousands, except share, per share data & percentages)*

| | Years Ended December 31, 2024 | Years Ended December 31, 2023 |
|---|---|---|
| | (unaudited) | |
| **Interest Income:** | | |
| Loans (including fees) | $ 190,382 | $ 167,140 |
| Deposits with other banks | 17,399 | 6,268 |
| Securities (including FHLB stock) | 13,925 | 9,601 |
| **Total Interest Income** | 221,706 | 183,009 |
| **Interest Expense:** | | |
| Demand deposits | 65,331 | 60,243 |
| Savings deposits | 5,173 | 3,554 |
| Time deposits | 49,166 | 23,967 |
| Borrowings | 13,598 | 10,540 |
| **Total Interest Expense** | 133,268 | 98,304 |
| **Net Interest Income** | 88,438 | 84,705 |
| Less: Provision for credit losses | 20,034 | 3,714 |
| **Net Interest Income after Provision for Credit Losses** | 68,404 | 80,991 |
| **Noninterest Income:** | | |
| Service charges, commissions and fees | 3,189 | 3,401 |
| ATM and debit card fees | 3,132 | 3,242 |
| Net gains on securities | - | - |
| Net gains on sale of loans | 1,481 | 12 |
| Net gains on sale of assets | 13,306 | 23 |
| Other | 3,631 | 3,899 |
| **Total Noninterest Income** | 24,739 | 10,577 |
| **Total Business Revenue, Net of Provision for Credit Losses** | 93,143 | 91,568 |
| **Noninterest Expense:** | | |
| Salaries and employee benefits | 38,304 | 40,422 |
| Occupancy and equipment expense | 10,187 | 9,027 |
| Other | 28,646 | 30,223 |
| **Total Noninterest Expense** | 77,137 | 79,672 |
| **Income Before Income Taxes** | 16,006 | 11,896 |
| Less: Provision for income taxes | 3,558 | 2,677 |
| **Net Income** | 12,448 | 9,219 |
| Less: Preferred stock dividends | 2,329 | 2,329 |
| **Income Available to Common Shareholders** | $10,119 | $6,890 |
| **Per Common Share:** | | |
| Earnings | $0.81 | $0.62 |
| Cash dividends paid | $0.41 | $0.64 |
| **Book Value Per Common Share[1]** | $17.75 | $17.36 |
| **Weighted Average Common Shares Outstanding** | 12,501,035 | 11,165,303 |
| **Return on Average Assets** | 0.34% | 0.28% |
| **Return on Average Common Equity** | 4.58% | 3.36% |